SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20579

                              FORM 8-K
                           CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) August 31, 1995

                           SOFTKEY INTERNATIONAL INC.

             (Exact name of registrant as specified in its charter)

       DELAWARE               0-13069                  94-2562108

     (State or other          (Commission              (IRS Employer
     jurisdiction of          File Number)             Identification No.)
     incorporation)

        ONE ATHENAEUM STREET, CAMBRIDGE, MASSACHUSETTS           02142
     (Address of principal executive offices)                 (Zip Code)

                              (617) 494 - 1200
          Registrant's telephone number, including area code:

                                   N/A
     (Former name or former address, if changed since last report)



          Item 5.   Other Events.

                    On August 31, 1995, SoftKey International Inc. (the "Company") acquired all of the issued and outstanding capital stock of Future Vision Holding, Inc., a New York multimedia software company ("Future Vision"), pursuant to the Stock Purchase Agreement dated as of July 17, 1995 (the "Stock Purchase Agreement") by and among the Company, Flextech Holdings Pte Ltd, Harry Fox, Joseph Abrams, Sol Rosenberg, Mathew Barlow, Samuel Zemsky, K.H. Trustees Ltd., Seth Altholz and Shelly Abrahami.

                    Pursuant to the terms of the Stock Purchase
          Agreement, all of the issued and outstanding shares of common stock, par value $.01 per share, of Future Vision were exchanged for an aggregate of 1,088,049 shares of common stock, par value $.01 per share, of the Company, subject to post-closing adjustment pursuant to the terms of an escrow agreement.

                    The acquisition of Future Vision is intended to be accounted for as a "pooling of interests" within the meaning of Opinion No. 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants. The Company expects to merge Future Vision's New York operations into the Company's Cambridge, Massachusetts facility, the merger and reorganization costs of which have not yet been determined.

                    The foregoing description of the terms and provisions of the Stock Purchase Agreement is qualified in its entirety by the Stock Purchase Agreement, Exhibit
          2.1 hereto, filed as Exhibit 10.18 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending July 1, 1995 and is incorporated by reference herein. A copy of the July 17, 1995 press release announcing the Stock Purchase Agreement is attached as
          Exhibit 99.1 hereto and is incorporated by reference herein.


          Item 7.   Financial Statements, Pro Forma Financial
                    Information and Exhibits.

          Exhibit No.              Description

               2.1 Stock Purchase Agreement dated as of July 17, 1995 by and among SoftKey
                         International Inc., Flextech Holdings Pte
                         Ltd, Harry Fox, Joseph Abrams, Sol
                         Rosenberg, Mathew Barlow, Samuel Zemsky,
                         K.H. Trustees Ltd., Seth Altholz and
                         Shelly Abrahami (incorporated by reference
                         to Exhibit 10.18 filed with the
                         Registrant's Quarterly Report on Form 10-Q
                         for the quarterly period ending July 1,
                         1995)

               99.1 SoftKey International Inc. Press Release dated July 17, 1995


                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SOFTKEY INTERNATIONAL INC.

                                   By:/s/ Neal S. Winneg
                                      Neal S. Winneg, Esq.
                                      Vice President, Secretary and
                                        General Counsel

          September 6, 1995



                                   Exhibit Index

          Exhibit                                              Sequential
          No.       Description                                Page No.

          2.1 Stock Purchase Agreement dated as of July and among SoftKey International Inc., Flextech Holdings Pte Ltd, Harry Fox, Joseph Abrams, Sol Rosenberg, Mathew Barlow, Samuel Zemsky, K.H. Trustees Ltd., Seth Altholz and Shelly Abrahami (incorporated by reference to Exhibit
                    10.18 filed with the Registrant's
                    Quarterly Report on Form 10-Q for the
                    quarterly period ending July 1, 1995)

          99.1 SoftKey International Inc. Press Release dated July 17, 1995


                                                       EXHIBIT 99.1

          [ARTWORK]

                                                 CONTACT: R. SCOTT MURRAY
                                                  CHIEF FINANCIAL OFFICER
                                                             617-494-5861

          FOR IMMEDIATE RELEASE

          SOFTKEY INTERNATIONAL TO ACQUIRE FUTURE VISION HOLDING, INC.

          Cambridge, MA, July 17, 1995 - SoftKey International Inc. (Nasdaq: SKEY and TSE: SSK) today announced that it has signed a definitive acquisition agreement to acquire Future Vision Holding, Inc., a multimedia software company, in exchange for the issuance of approximately 1.1 million shares of common stock. Future Vision, which is privately held, had revenues of approximately $11 million in its most recent fiscal year. SoftKey expects to account for the acquisition as a pooling-of-interests. The closing of the transaction is subject to certain conditions, including expiration of applicable waiting periods under pre-merger notification regulations.

          SoftKey expects to merge the Future Vision New York operations into its Cambridge facility, the merger and reorganization costs of which have not yet been determined.

          Future Vision publishes and distributes over 40 retail and 70 OEM multimedia software titles, including Infopedia, a multimedia encyclopedia; Martial Arts Explorer; Leonardo, the Inventor; the Heinemann Children's Encyclopedia; Me and My World Picture Dictionary as well as a host of language learning titles.

          Michael Perik, SoftKey's Chairman and Chief Executive Officer said, "Future Vision has an outstanding reputation and history in the OEM market. We expect that the companies' combined OEM sales force and OEM product offerings will allow SoftKey to continue providing high quality service to its OEM customer base. We also expect that Future Vision's retail titles, such as Infopedia, will fuel the strong demand for more affordable product offerings from our customer base."

          Kevin O'Leary, SoftKey's President said, "One of Future Vision's most attractive assets is its offshore multimedia development studio. Located in Israel, the facility has on staff a team of over 75 artists, animators and software engineers with a track record of delivering state of the art multimedia titles. SoftKey plans to use this development group to continue to create high quality multimedia software titles at low cost."

          SoftKey International Inc. is ranked as one of the world's largest consumer software publishers by the 1995 Soft-Letter
          100. SoftKey develops, publishes and markets over 300 consumer software titles targeted at the home user in the edutainment, lifestyle and productivity categories. SoftKey's product offerings include popular titles such as Calendar Creator Plus, Body Works 4.0, The American Heritage Talking Dictionary, Sports Illustrated Swimsuit Calendar, MPC Wizard, KeyCAD Complete, Mosby's Medical Encyclopedia, Time Almanac and the Platinum jewel case, KeyKids and PowerPak lines. SoftKey's products are sold in over 15,000 stores in over 40 countries in the retail, direct mail and OEM sales channels.